UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 2, 2009 (December 30, 2008)
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, Anworth Mortgage Asset Corporation (“Anworth”) entered into addenda (the “Addenda”) to its employment agreements with Lloyd McAdams, Anworth’s Chairman, Chief Executive Officer and President, and Joseph E. McAdams, Anworth’s Chief Investment Officer and Executive Vice President (the “Executives”).

The Addenda amend the employment agreements with the Executives to (1) provide that 25% of any amount in excess of $100,000 paid to the Executives pursuant to an incentive structure set forth in their employment agreements, with respect to calendar year 2009 and each subsequent year, will be paid in common stock subject to certain restrictions set forth in Appendix A to the employment agreements and in accordance with the Anworth Mortgage Asset Corporation 2004 Equity Compensation Plan, and (2) modify how return on average equity is calculated for purposes of determining the size of performance-based bonus pool under the incentive structure set forth in their employment agreements.

The foregoing summary is qualified in its entirety by reference to the complete text of the Addenda, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 10.1

Fifth Addendum to Employment Agreement effective December 30, 2008 by and between Anworth Mortgage Asset Corporation and Lloyd McAdams.

Exhibit 10.2

Seventh Addendum to Employment Agreement effective December 30, 2008 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	January 2, 2009	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

10.1	Fifth Addendum to Employment Agreement effective December 30, 2008 by and between Anworth Mortgage Asset Corporation and Lloyd McAdams.

10.2	Seventh Addendum to Employment Agreement effective December 30, 2008 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.